AMENDMENT NO. 5
TO THE
AMENDED AND RESTATED CREDIT CARD PROGRAM AGREEMENT

    This AMENDMENT NO. 5 to the Amended and Restated Credit Card Program Agreement dated as of June 4, 1996, as amended by Amendment No. 1 dated as of June 4, 1996, Amendment No. 2 dated as of January 31, 1997, Amendment No. 3 dated as of March 1, 1997 and Amendment No. 4 dated as of July 22, 1998 (the "Program Agreement") by and among GE Capital Consumer Card Co. ("GE Bank"), Federated Department Stores, Inc. ("FDS"), FDS National Bank ("FDS Bank"), Macy's East, Inc. ("Macy's East"), Macy's West, Inc. ("Macy's West"), Bullock's, Inc. ("Bullock's"), Broadway Stores, Inc. ("Broadway"), FACS Group, Inc. ("FACS") and MSS-Delaware, Inc. ("MSS").

    Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.

    WHEREAS, the parties desire to permit employees of FDS to cross shop in all FDS stores, using special employee credit cards.

    NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

  AMENDMENTS TO THE AGREEMENT

  1. New Section 9.12. The following new Section 9.12 is hereby added to the Agreement:

      9.12. Employee Cross Shopping. Notwithstanding any provision in the Program Agreement to the contrary, for the sole purpose of permitting employees of FDS and all its subsidiaries to cross shop in all FDS stores, including websites and catalogues, the parties hereby agree that both GE Bank and FDS Bank may issue special employee credit cards. The parties further agree that whenever any employee who holds a GE/Macy's or an FDS/Macy's Account uses the employee credit card in any of the FDS stores, any purchases in these stores shall be charged to the employee's GE/Macy's Account, the FDS/Macy's Account or the employee's FDS/Visa account, as the case may be. The parties also agree that whenever any employee who holds a non-Macy's FDS account uses the employee credit card at any of the Retailer's stores, such purchases will be charged to the employee's FDS account. Without limiting the generality of the foregoing, the parties agree that any charge made by an employee and applied to a GE/Macy's Account will be subject to the same rights, obligations, procedures and rules as any other charge made and applied to a GE/Macy's Account.

  GENERAL

      Authority for Amendment. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of FDS, FDS Bank, Macy's East, Macy's West, Inc., Bullocks, FACS and MSS and Bank upon execution by all parties, will constitute a legal, binding obligation thereof.
      Effect of Amendment. Except as specifically amended herby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.
      Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
      Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this amendment and the consummation of the transactions contemplated hereby and thereby.
      Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.
      Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.
      Effective Date. Upon the execution and delivery of this Fifth Amendment by each party hereto, this Fifth Amendment shall be effective as of the day and year first above written.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

GE Capital Consumer Card Co.	Federated Department Stores, Inc.

By: /s/ William Ellingwood	By: /s/ Dennis J. Broderick
Name: William Ellingwood	Name: Dennis J. Broderick
Title: President	Title: Senior Vice President, Secretary and General Counsel

FDS Bank (formerly known as FDS National Bank)	Macy's East, Inc.

By: /s/ Ellen R. Dugan	By: /s/ Dennis J. Broderick
Name: Ellen R. Dugan	Name: Dennis J. Broderick
Title: Secretary	Title: Vice President

Macy's West, Inc.	Bullock's, Inc. - merged into Broad Stores, Inc. 1/31/99

By: /s/ /Richard C. Fiddes	By:
Name: Richard C. Fiddes	Name:
Title: Vice President and Secretary	Title:

Broadway Stores, Inc.	FACS Group, Inc.

By: /s/ Dennis J. Broderick	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick	Name: Dennis J. Broderick
Title: President	Title: Vice President

MSS-Delaware, Inc. - sold 7/31/98

By:
Name:
Title: